Exhibit 23

Consent of Independent Auditors

We consent to the use of our report dated January 24, 2003, in the Amendment No. 1 to the Registration Statement (Form 10) of Oxford Finance Corporation for the registration of 5,200,000 shares of its common stock.

/s/ Ernst & Young LLP

McLean, Virginia
January 28, 2003